Exhibit 99.1

SHARE PURCHASE AGREEMENT
股份购买协议
This Share Purchase Agreement (the "Agreement") is made as of the 4th day of June, 2018 by and between Ronghua Wang, with the People's Republic of China (the "PRC") Passport No. ____ (the "Seller") and Waiping Liu, with PRC Hong Kong Special Administrative Region Passport No. _____ (the "Purchaser").
本股份购买协议（"本协议"）于2018年6月4日由中华人民共和国（"中国"）护照号为E85615992的王荣华("卖方")和中国香港特别行政区护照号为K04837814的廖惠萍 ("买方")签署。

W I T N E S S E T H:
WHEREAS, the Seller  owns 426,999 shares of common stock (the "Shares"), par value $0.001 per share ("Common Stock"), of Biostar Pharmaceuticals, Inc. (the "Company") as of June 2, 2018; and
鉴于，卖方截止2018年6月2日持有Biostar Pharmaceuticals, Inc. ("公司")  426,999股面额为每股0.001美元的普通股（"股份"），；
WHEREAS, the Seller desires to sell the Shares and the Purchaser desires to purchase the Shares pursuant to the terms and conditions set forth herein; and
鉴于，依本协议约定卖方有意出售股份，买方有意购买股份；以及
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
现，因此，基于各方认可之良好对价的收悉和充分性，各方在此同意：

ARTICLE I
SALE AND PURCHASE OF THE SHARES
第一条          股份买卖

1.1.            Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, at the Closing, as defined in Section 1.2 herein, the Seller agrees to sell, assign, transfer and deliver the Shares to the Purchaser and the Purchaser agrees to purchase the number of Shares from the Seller, for a purchase price of US 1.57 dollar per each Share (the "Purchase Price").
出售股份。基于本协议条款和条件，和本协议声明、保证、约定和协定，在本协议1.2条规定交割时，卖方同意向买方出售、出让、转让和交付，买方同意从卖方购买股份，购买价为每股1.57美元（"购买价"）。

1.2.            Closing.  The purchase and sale of the Shares shall take place by electronic communication or at such location as the parties may agree at a closing (the "Closing"), to occur immediately following the execution and delivery hereof.
交割。股份买卖应通过电子换文或在各方同意地点在本协议签署和传递后于交割时（"交割"）发生。

1.3.            Deliveries.
交付。
(a)	On or prior to the Closing, the Seller shall deliver or cause the Company to deliver, the following to the Purchaser:
交割当日或之前，卖方向应买方交付或促使公司交付下列事项：
(i) a certificate representing the Shares, purchased by such Purchaser, in the name of such Purchaser, as shall be effective to vest in such Purchaser all right, title and interest in the Shares, which certificate shall bear a standard restrictive legend required under the Securities Act of 1933, as amended (the "Securities Act"), and rules and regulations promulgated thereunder; and
载明1933年证券法案和其修正案（"证券法案"）和有关法律法规要求的标准限制转让标识的股票证，代表由该买方所购买的股份，显示买方名字，其有效赋予所有该股份的权利、所有权和利益；并且
(ii) all such further assignments, conveyances, instruments and documents as shall be necessary or advisable to carry out the transactions contemplated by this Agreement.
所有完成本协议项下交易所必须的转让文件。
(b)	At the Closing, the Purchaser shall deliver the following to the Seller:
在交割时，买方应向卖方交付下列事项：
(i)  the Purchase Price; and
购买价；和
(ii) all such further assignments, conveyances, instruments and documents as shall be necessary or advisable to carry out the transactions contemplated by this Agreement.
所有完成本协议项下交易所必须的转让文件。

ARTICLE II
TERMINATION
第二条          终止

2.1.          Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto prior to the Closing, provided that such consent to terminate is in writing and is signed by each of the parties hereto.
共同同意而终止。本协议在交割前的任何时候可以经由双方书面同意而终止。

ARTICLE III
REPRESENTATION AND WARRANTIES
第三条
声明、保证和承诺

3.1          The Seller hereby represents and warrants, as of the date hereof, to the Purchaser as follows:
卖方向买方作出下列声明、保证和承诺：
3.1.1          Authority.  The Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement to which it is a party, to perform such Seller's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been,  to which the Seller is or is required to be a party shall be when delivered, duly and validly executed and delivered by such Seller and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
授权。卖方具有签署和传递该方为一方的本协议和履行本协议项下卖方的义务以及完成本协议项下交易所必要的权力、授权和法律权利能力及行为能力。当本协议在传递时，经卖方适当和有效签署并且由卖方递送时，在另一方正当授权、签署和传递的情况下，将构成对卖方合法、有效和有约束力的义务，并且依本协议条款可以执行本协议，但（i）涉及到破产、清算和债务人豁免的一般法律的适用；和（ii）有关实际履行、禁令和其他衡平救济的法律原则的情况除外。
3.1.2          Ownership. The Seller holds a good, valid and marketable title to the Shares, free and clear of any and all any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor (the "Liens"). There are no proxies, voting rights, shareholders' agreements or other agreements or understandings, to which a Seller is a party or by which the Seller is bound, with respect to the voting or transfer of any of such Shares other than this Agreement. Upon delivery of the Shares to the Purchaser on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the Shares and good, valid and marketable title to the Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by the Purchaser), will pass to the Purchaser.

所有权。卖方持有所有由其出售给买方的股份拥有良好和可买卖所有权益。股份在交割时不存在任何留置、担保权益、质押、权利主张、优先购买权、期权、投票代理权、权利负担、负担（包括任何有条件出售、所有权保留或租赁）或任何限制（无论投资、出售、转让、处分或其他）、有利于其他人的次级安排、作为债务人的申报或财务申报协议（"权利负担"）。股份不存在任何投票权信托、股东协议或其他本协议外有关于股份的投票权或转让的协议或文件。没有任何人存在任何有关股份的授权委托。除本协议外，卖方不是任何向任何人发行或授予购买或收购股份权利的协议的一方。当在交割日依本协议向买方交付的股份时，股份的法律或实际权益以及股份所具有的良好、有效和有商业价值所有权将不存任何权利负担的转移至买方（可适用证券法律或买方导致的情况除外）。
3.1.3          No Litigation. There are no claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, threatened against the Company or the Seller, any of his assets or Shares, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debtor relief proceedings are pending or, threatened against the Seller.  The Seller is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.
诉讼和责任。不存在正在进行或可能进行的，针对公司或卖方，其资产或股份的，在普通法或衡平法上，或任何政府实体、仲裁或调解中心的，诉讼、程序、调查、劳动争议或调查。不存在未决或可能进行的针对卖方的破产、清算或债务豁免程序。卖方未受限于或违反任何联邦、州、地方或外国法庭、部门或机构的命令、令状或禁令。
3.1.4          Information. The Purchaser has conducted her own independent investigation and consulted her own experts and advisers, reviewed and analyzed the Company's business, results of operations, prospects, condition (financial or otherwise) or assets, including all forms, reports, schedules, statements, registrations statements, prospectuses and other documents required to be filed or furnished by the Company with the United States Securities and Exchange Commission (the "SEC") under the Securities Act and/or the Securities Exchange Act of 1934, as amended, together with any amendments, restatements or supplements thereto, and acknowledges that she has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose.  The Purchaser has received all the materials in respect of the Company, including without limitation, the Company's most recently held annual shareholders' meeting and the Company's most recent financial statements. The Purchaser has been given the opportunities to ask questions with respect to the Company and its business to the extent permitted under the applicable laws, rules and regulations and available to the Seller.
信息。 买方已进行过独立的调查并咨询了其自己的专家和顾问、审阅分析了所有公司的业务、运营业绩、前景、条件（财务或其他）或资产，包括公司依证券法案和/或1934年证券交易法案和其修正案向美国证券交易委员会（"SEC"）申报或提供的表格、报告、附件、声明、注册声明、招股说明书或其他文件及其修正或补充文件，并且买方了解她已经基于本协议目的就公司人员、财产、不动产、账薄和其他文件或数据事项享受了知情权。买方已收到了有关公司所有的资料，包括但不限于，公司最近召开的股东大会和公司最近的财务报告。买方已被提供的机会在法律法规许可的范围内和买方知悉范围内，就公司和其业务询问问题。

3.1.5          Compliance with Laws.  The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.    References in this Agreement to "Laws" shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body.
遵守法律。          公司遵守且不违反适用于其和其所从事业务、或业务所有权或运营的任何联邦、州、地方或外国法律、判决、命令、禁令或令状，也未收到过违法的通过。本协议法律是指，任何联邦、州或地方政府或政府性或准政府性机构、局、委、组织或其他司法机构。

3.2          The Purchaser hereby represents and warrants, as of the date hereof, to the Seller as follows:
买方向卖方声明和保证如下：
3.2.1          Authority.  The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership action on the part of such Purchaser.  The Agreement to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
授权。买方签署、传递或履行本协议项下交易已经买方授权。每一份买方为一方的交易文件由该买方适当签署并依据条款传递，将构成买方有效和有约束力的义务，但（i）涉及到破产、清算和债务人豁免的一般法律的适用；和（ii）有关实际履行、禁令和其他衡平救济的法律原则的情况除外。
3.2.2          Restricted Shares. The Purchaser acknowledge that the offering and sale of the Shares is intended to be a private sale and the Shares so purchased will be restricted and subject to transfer restrictions and that the stock certificate(s) evidencing such Shares will bear a standard the Securities Act restrictive legend. In furtherance thereof, the Purchaser represents and warrants to the Seller as follows:
受限股份。买方了解，股份要约和出售将有意是一个私募交易，并且所购买股份将是限制转让的，同时该股份的股票证书上将存在证券法案要求的标准标识。此外，买方向卖方保证如下：
(i)   the Purchaser realizes that the basis for the exemption from registration may not be available if, notwithstanding the Purchaser's representations contained herein, the Purchaser is merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.

           买方明白在下列情况下豁免注册可能得不到适用：如，尽管存在买方本协议声明，买方仅在将来一段固定或确定的时间内，或为市场价格上升，或为在市场价格上升时出售，而购买股份。买方没有该意图。
(ii)     the Purchaser is acquiring the Shares solely for the Purchaser's own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the Shares.
买方为其自身利益以投资为目的购买股份  ，并没有转售或分销股份的意图。
(iii)    the Purchaser has the financial ability to bear the economic risk of her investment, has adequate means for providing for his current needs and contingencies, and has no need for liquidity with respect to the investment in the Company.
买方具有承担投资经济风险的财务能力，具有充足的方式满足目前的需求和可能性，并且不需要将在公司的投资变现。

ARTICLE IV
MISCELLANEOUS
第四条          其他

4.1            Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.
完整协议。 本协议构成各方协议整体，优于或终止所有各方口头的有关本协议标的的协议、谅解或意向书。未通过明确引用本协议的书面形式的由双方签署的修改或修正文件，本协议任何部分不得被修正或修改，或者在弃权时，应由该书面形式的同意弃权。
4.2          Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.
可分性。如本协议任何条款被判决或决定视为无效或不可执行，其他条款仍完全有效。
4.3          Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Seller:

Ronghua Wang:

If to Purchaser:

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.
通知。本协议所有通知应由给予通知的一方书面进行，通过本人递送、快递或挂号信、传真或收悉方确认的类似通信。通知应在本人收悉时或通信复本递送或有意递送时收悉。通知需依以下地址向各方递送：
如给卖方：

王荣华：

如给买方：

廖惠萍： 广东省深圳市罗湖区金塘街48号丽晶大厦北塔楼27E

任何一方可以通过如同通知一样变更地址、收件人或通信号码。
4.4          Governing Law.  This Agreement shall be governed and construed in accordance with the laws of Hong Kong applicable to agreements executed and to be performed wholly within such jurisdiction, without regard to any principles of conflicts of law.
适用法律。本协议签署和在该法域履行适用香港法律并依其解释，但不包括冲突规则。
4.5          Publicity.          No party shall cause the publication of any public announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party thereto, unless such announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.
公布。          除非法律另有规定，未经对方同意，任何一方不能公开本协议及其项下交易。如果是依照法律披露或公布，披露方同意给非披露方事先通知和一个对披露提出建议的机会。
4.6          Arbitration.  In the event the parties are unable to settle a dispute between them regarding this Agreement after friendly negotiation, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the UNCITRAL Arbitration Rules (the "UNCITRAL Rules").
仲裁。如各方在友好协商后不能解决本协议争议，该争议应提交香港国际仲裁中心（the "HKIAC"）依UNCITRAL规则仲裁。

4.7          Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.
费用。本协议各方应自行支付因准备本协议、完成本协议项下交易所发生的费用。
4.8          Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.
承继。本协议约束各方和各自继承人、遗嘱执行人、监管人、法定代理人、继承人或许可受让人；但任何一方未经他方事先书面许可，不得转让本协议或本协议项下权利。
4.9          Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.
进一步确认。本协议各方同意，在不对他方产生成本或费用的情况下，传递或促使传递为了履行本协议或项下交易一方所需文件或票证。
4.10          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
份数。本协议可以同时签署两份或多份，每一份都应被视为原件，所有文件构同一份法律文件。
4.11          Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.
小标题。 本协议各章节小标题仅为便于阅读而加入，不是本协议一部分。
4.12           Effectiveness.  This Agreement shall take effective upon the execution by both parties.
          生效。本协议自双方签署之日起生效。

[Remainder of this page intentionally left blank.]
本页以下空白

[Signature Page]
签署页

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
经见证, 各方于上述所示第一个日期签署本协议。

SELLER: 卖方 /s/ Ronghua Wang By: Ronghua Wang 王荣华 PURCHASER: 买方 /s/ Waiping Liu By：Waiping Liu 廖惠萍